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                                                                    EXHIBIT 99.1

                                      PROXY

                      BANK OF THE SAN JUANS BANCORPORATION

                         SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD [NOVEMBER __], 2008

                      THIS REVOCABLE PROXY IS SOLICITED BY
         THE BOARD OF DIRECTORS OF BANK OF THE SAN JUANS BANCORPORATION

     The undersigned shareholder of Bank of the San Juans Bancorporation of Durango, Colorado, a Colorado bank holding company (the "Company"), hereby appoints [________________] to serve as proxy. Such proxy will have full power to act, with full power of substitution and revocation, as the proxy of the undersigned to attend the special meeting of shareholders of the Company to be held at the offices of the Company located at 144 East Eighth Street, Durango, Colorado on [November ___], 2008 at [_______] _.m. local time, and any adjournment or postponement thereof, and to vote all of the shares of common stock, par value $5.00 per share, that the undersigned would be entitled to vote if personally present upon the following item and to vote according to their discretion on any other matter which may properly be presented for action at said meeting or any adjournment or postponement thereof:

1. APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. The approval and adoption of the Plan and Agreement of Merger, dated August 19, 2008, between the Company and Glacier Bancorp, Inc., as described in the Proxy Statement, dated [October __], 2008.

     [ ] For   [ ] Against   [ ] Abstain

     The undersigned hereby ratifies and confirms all that said Proxy, or his or her substitute(s), may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement accompanying it.

     This Proxy will be voted as specified by you above, or if no choice is specified, this Proxy will be voted "For" the proposal set forth above.

     Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please provide full corporate name and name and capacity of the authorized officer signing on behalf of such corporation. If a partnership, please provide partnership name and name and capacity of the person signing on behalf of such partnership.

Dated: __________, 2008


                                        Signature:
                                                   -----------------------------


                                        Signature:
                                                   -----------------------------
                                                   (If held jointly)

SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.